BlackRock Healthcare Fund, Inc.

(formerly Merrill Lynch Healthcare Fund, Inc.)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Form of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 31 filed on September 21, 2006 (SEC Accession No. 0001193125-06-194755).